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                      DEAN WITTER HIGH INCOME SECURITIES

                  PROXY FOR SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD OCTOBER 21, 1997

The undersigned shareholder of Dean Witter High Income Securities does hereby appoint BARRY FINK, ROBERT M. SCANLAN, and JOSEPH J. McALINDEN and each of them, as attorneys-in-fact and proxies of the undersigned, each with the full power of substitution, to attend the Special Meeting of Shareholders of Dean Witter High Income Securities to be held on October 21, 1997, at the Career Development Room, 61st Floor, Two World Trade Center, New York, New York at 9:00 A.M., New York time, and at all adjournments thereof and to vote the shares held in the name of the undersigned on the record date for said meeting for the Proposal specified on the reverse side hereof. Said attorneys-in-fact shall vote in accordance with their best judgment as to any other matter.
                         (Continued on reverse side)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL SET FORTH ON THE REVERSE HEREOF AND AS RECOMMENDED BY THE BOARD OF TRUSTEES.

     IMPORTANT--This Proxy must be signed and dated on the reverse side.


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[X]  PLEASE MARK VOTES
     AS IN THE EXAMPLE
     USING BLACK OR
     BLUE INK
                                                 FOR     AGAINST     ABSTAIN
The Proposal:
                                                 [ ]      [ ]          [ ]
Approval of the Agreement and Plan of
Reorganization, dated as of June 30, 1997, pursuant to which substantially all of the assets of Dean Witter High
Income Securities would be combined with those of Dean Witter High Yield Securities Inc. and shareholders of Dean Witter High Income Securities would become shareholders of Dean Witter High Yield Securities Inc. receiving shares in Dean Witter High Yield Securities Inc. with a value equal to the value of their holdings in Dean Witter High Income Securities.


Please sign personally. If the shares are registered in more than one name, each joint owner or each fiduciary should sign personally.
Only authorized officers should sign for corporations.


Please make sure to sign and date
this Proxy using black or blue ink.   Date __________________________________

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Shareholder sign in the box above    Co-Owner (if any) sign in the box above




                         PLEASE DETACH AT PERFORATION



                      DEAN WITTER HIGH INCOME SECURITIES


                                 IMPORTANT

                  PLEASE SEND IN YOUR PROXY.........TODAY!

        YOU ARE URGED TO DATE AND SIGN THE ATTACHED PROXY AND RETURN
        IT PROMPTLY IN THE ENCLOSED ENVELOPE. THIS WILL HELP SAVE THE EXPENSE OF FOLLOW-UP LETTERS TO SHAREHOLDERS WHO HAVE NOT RESPONDED.